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                                                                   EXHIBIT 10.37







                   TAX SHARING AND INDEMNIFICATION AGREEMENT,

                        Effective as of September 8, 2000

                                  by and among

                            MRV COMMUNICATIONS, INC.

                                       and

                                 LUMINENT, INC.



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                                TABLE OF CONTENTS

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
SECTION 1.  DEFINITIONS -.........................................................................................2
         "AFFILIATED PERSON"......................................................................................2
         "ASSOCIATES".............................................................................................2
         "AUDIT"..................................................................................................2
         "CODE"...................................................................................................2
         "COMBINED GROUP".........................................................................................2
         "COMBINED RETURN"........................................................................................2
         "CONSOLIDATED GROUP".....................................................................................2
         "CONSOLIDATED RETURN"....................................................................................2
         "DECONSOLIDATION"........................................................................................2
         "DECONSOLIDATION DATE"...................................................................................3
         "DECONSOLIDATION TAX"....................................................................................3
         "DISTRIBUTION"...........................................................................................3
         "ESTIMATED TAX INSTALLMENT DATE".........................................................................3
         "FEDERAL INCOME TAX".....................................................................................3
         "FEDERAL TAX"............................................................................................3
         "FINAL DETERMINATION"....................................................................................3
         "GROSS ASSET VALUE"......................................................................................4
         "GROUP"..................................................................................................4
         "INCOME TAX".............................................................................................4
         "INTEREST ACCRUAL PERIOD"................................................................................4
         "IPO"....................................................................................................4
         "LUMINENT AFFILIATE".....................................................................................4
         "LUMINENT BUSINESS"......................................................................................4
         "LUMINENT GROUP".........................................................................................4
         "LUMINENT GROUP COMBINED RETURNS"........................................................................4
         "LUMINENT GROUP COMBINED TAX LIABILITY"..................................................................4
         "LUMINENT GROUP CONSOLIDATED RETURNS"....................................................................4
         "LUMINENT GROUP FEDERAL INCOME TAXES"....................................................................4
         "LUMINENT GROUP FEDERAL INCOME TAX LIABILITY"............................................................5
         "LUMINENT GROUP NON-FEDERAL COMBINED TAXES"..............................................................5
         "LUMINENT GROUP NON-FEDERAL SEPARATE RETURNS"............................................................5
         "LUMINENT GROUP NON-FEDERAL SEPARATE TAXES"..............................................................5
         "LUMINENT GROUP NON-FEDERAL SEPARATE TAX LIABILITY"......................................................5
         "MRV AFFILIATE"..........................................................................................5
         "MRV GROUP"..............................................................................................5
         "MASTER SEPARATION AND DISTRIBUTION AGREEMENT"...........................................................5
         "NON-FEDERAL COMBINED TAX"...............................................................................5
         "NON-FEDERAL SEPARATE TAX"...............................................................................5
         "NON-FEDERAL SEPARATE TAX RETURN"........................................................................5
         "NON-FEDERAL TAX"........................................................................................5



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

         "OPINION OF COUNSEL".....................................................................................5
         "PAYMENT PERIOD".........................................................................................6
         "PERSON".................................................................................................6
         "POST-DECONSOLIDATION PERIOD"............................................................................6
         "PRE-DECONSOLIDATION PERIOD".............................................................................6
         "PRIVILEGE"..............................................................................................6
         "PRO FORMA LUMINENT GROUP COMBINED RETURN"...............................................................6
         "PRO FORMA LUMINENT GROUP CONSOLIDATED RETURN"...........................................................6
         "PRO FORMA LUMINENT GROUP NON-FEDERAL SEPARATE TAX RETURNS"..............................................6
         "RESTRICTED PERIOD"......................................................................................6
         "RETAINED BUSINESS"......................................................................................6
         "RULING".................................................................................................6
         "RULING DOCUMENTS".......................................................................................6
         "SEPARATE RETURN"........................................................................................7
         "SEPARATION".............................................................................................7
         "SEPARATION DATE"........................................................................................7
         "SEPARATION TAX".........................................................................................7
         "SERVICE"................................................................................................7
         "STRADDLE PERIOD"........................................................................................7
         "TAX"....................................................................................................7
         "TAX ASSET"..............................................................................................7
         "TAX AUTHORITY"..........................................................................................7
         "TAX ITEM"...............................................................................................7
         "TAX RETURN".............................................................................................7
         "TREASURY REGULATIONS"...................................................................................8
         "UNQUALIFIED TAX OPINION"................................................................................8

SECTION 2.  PREPARATION AND FILING OF TAX RETURNS.................................................................8

     2.1 IN GENERAL...............................................................................................8

     2.2 MANNER OF PREPARING AND FILING TAX RETURNS...............................................................8

     2.3 AGENT...................................................................................................10

SECTION 3.  PAYMENT OF TAXES TO TAX AUTHORITIES..................................................................10

     3.1 FEDERAL INCOME TAXES....................................................................................10

     3.2 NON-FEDERAL COMBINED TAXES..............................................................................10

     3.3 NON-FEDERAL SEPARATE TAXES..............................................................................10

     3.4 OTHER FEDERAL TAXES.....................................................................................10

SECTION 4.  ALLOCATION OF TAXES..................................................................................10



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

     4.1 LUMINENT LIABILITY FOR FEDERAL INCOME TAXES AND NON-FEDERAL COMBINED TAXES..............................10

     4.2 LUMINENT GROUP FEDERAL INCOME TAX LIABILITY.............................................................11

     4.3 LUMINENT GROUP COMBINED TAX LIABILITY...................................................................11

     4.4 LUMINENT GROUP NON-FEDERAL SEPARATE TAX LIABILITY.......................................................12

     4.5 COOPERATION.............................................................................................12

     4.6 TAX SHARING INSTALLMENT PAYMENTS........................................................................12

     4.7 TAX SHARING TRUE UP PAYMENTS............................................................................13

     4.8 REDETERMINATION AMOUNTS.................................................................................13

     4.9 PAYMENT OF TAXES FOR POST-DECONSOLIDATION PERIODS.......................................................14

SECTION 5.  TAX ATTRIBUTES.......................................................................................14

     5.1 ALLOCATION OF TAX ITEMS.................................................................................14

     5.2 POST DECONSOLIDATION....................................................................................14

SECTION 6.  ADDITIONAL OBLIGATIONS...............................................................................15

     6.1 PROVISION OF INFORMATION AND MUTUAL COOPERATION.........................................................15

     6.2 INDEMNIFICATION.........................................................................................16

     6.3 TAX CONSEQUENCES OF PAYMENTS............................................................................17

     6.4 INTEREST................................................................................................17

     6.5 OUTSIDE FEES............................................................................................17

     6.6 CARRYBACKS..............................................................................................17

SECTION 7.  AUDITS...............................................................................................17

     7.1 IN GENERAL..............................................................................................17

     7.2 NOTICE..................................................................................................18

     7.3 FAILURE TO NOTIFY.......................................................................................18

     7.4 REMEDIES................................................................................................18

SECTION 8.  IPO..................................................................................................18
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


     8.1 IPO RELATED ITEMS.......................................................................................18

     8.2 TAX REPORTING OF IPO RELATED ITEMS......................................................................19

     8.3 AUDITS RELATING TO SEPARATION...........................................................................19

     8.4 PROVISION OF INFORMATION AND MUTUAL COOPERATION.........................................................19

     8.5 PRESS RELEASES..........................................................................................20

SECTION 9.  DISTRIBUTION.........................................................................................20

     9.1 DISTRIBUTION RELATED ITEMS..............................................................................20

     9.2 INFORMATION FOR SHAREHOLDERS............................................................................23

     9.3 ALLOCATION OF TAX ASSETS................................................................................23

SECTION 10.  STOCK OPTIONS.......................................................................................24

     10.1     STOCK OPTION ADJUSTMENTS...........................................................................24

     10.2     TAX DEDUCTIONS.....................................................................................24

     10.3     REPORTING AND INDEMNIFICATION......................................................................24

     10.4     NOTICES, WITHHOLDING...............................................................................25

SECTION 11.  MISCELLANEOUS.......................................................................................25

     11.1     EFFECTIVENESS......................................................................................25

     11.2     NOTICES............................................................................................25

     11.3     CHANGES IN LAW.....................................................................................26

     11.4     SUCCESSORS AND ASSIGNS.............................................................................26

     11.5     AUTHORIZATION, ETC.................................................................................26

     11.6     COMPLETE AGREEMENT.................................................................................26

     11.7     INTERPRETATION.....................................................................................27

     11.8     GOVERNING LAW......................................................................................27

     11.9     COUNTERPARTS.......................................................................................27

     11.10    LEGAL ENFORCEABILITY...............................................................................27

     11.11    NO THIRD PARTY BENEFICIARIES.......................................................................27

     11.12    JURISDICTION; FORUM................................................................................27

     11.13    AMENDMENT AND MODIFICATION.........................................................................27



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                    TAX SHARING AND INDEMNIFICATION AGREEMENT

     TAX SHARING AND INDEMNIFICATION AGREEMENT (this "Agreement"), effective as of September 8, 2000, by and among MRV Communications, Inc. ("MRV"), a Delaware corporation, and Luminent, Inc. ("Luminent"), a Delaware corporation and wholly owned subsidiary of MRV.

                                    RECITALS

     WHEREAS, MRV is the common parent corporation of an affiliated group of corporations within the meaning of Section 1504(a) of the Code (as defined herein) and of consolidated, combined, unitary and other similar groups as defined under similar laws of other jurisdictions, and Luminent and certain Luminent Affiliates (as defined herein) are members of such groups;

     WHEREAS, the groups of which MRV is the common parent and Luminent and the Luminent Affiliates are members file or intend to file Consolidated Returns, Combined Returns and Separate Returns (as defined herein);

     WHEREAS, in addition to its other businesses, MRV has been engaged through Luminent and its various subsidiaries and divisions in the Luminent Business (as defined herein);

     WHEREAS, the Boards of Directors of MRV and Luminent have each determined that it would be appropriate and desirable for MRV to contribute and transfer to Luminent, and for Luminent to receive and assume, directly or indirectly, the assets and liabilities (including contingent liabilities) of MRV and its Subsidiaries associated with the Luminent Business to the extent not contributed and transferred to Luminent prior to the date hereof (the "Separation");

     WHEREAS, MRV and Luminent currently contemplate that, following the Separation, Luminent will make an initial public offering ("IPO") of an amount of its common stock pursuant to a registration statement on Form S-1 under the Securities Act of 1933, as amended that will reduce MRV's ownership interest in Luminent to not less than 80.1% of the outstanding common stock of Luminent;

     WHEREAS, MRV currently plans to complete the Distribution (as defined herein) approximately six months following the IPO; and

     WHEREAS, it is appropriate and desirable to set forth the principles and responsibilities of the parties to this Agreement regarding the allocation of Taxes (as defined herein) and other related liabilities and adjustments with respect to Taxes, Audits (as defined herein) and other related Tax matters.

     NOW, THEREFORE, in consideration of the premises or promises and the mutual covenants contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:



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SECTION 1. DEFINITIONS - Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Master Separation and Distribution Agreement (as defined herein). As used in this Agreement, capitalized terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined).

"AFFILIATED PERSON" has the meaning ascribed to such term in the Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

"ASSOCIATES" has the meaning ascribed to such term in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"AUDIT" includes any audit, assessment of Taxes, other examination by any Tax Authority, proceeding, or appeal of such a proceeding relating to Taxes, whether administrative or judicial (including without limitation any determination with respect to a claim for refund).

"BENEFICIAL OWNERSHIP" has the meaning ascribed to such term in the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"CODE" means the United States Internal Revenue Code of 1986, as amended, or any successor statute.

"COMBINED GROUP" means a group of corporations or other entities that files a Combined Return or a corporation or other entity that files a Combined Return described in clause (ii) or clause (iii) of the definition of "Combined Return."

"COMBINED RETURN" means any Tax Return with respect to Non-Federal Taxes (i) filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Luminent or one or more Luminent Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with MRV or one or more MRV Affiliates, (ii) filed on a separate basis that includes Tax Items relating to, or arising from, both the Luminent Business and the Retained Business, or (iii) pursuant to which Tax Items or Tax Assets of (A) MRV (or any MRV Affiliate) are included on a separate Tax Return of Luminent (or any Luminent Affiliate) or (B) Luminent (or any Luminent Affiliate) are included on a separate Tax Return of MRV (or any MRV Affiliate).

"CONSOLIDATED GROUP" means an affiliated group of corporations within the meaning of Section 1504(a) of the Code that files a Consolidated Return.

"CONSOLIDATED RETURN" means any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein Luminent or one or more Luminent Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof) with MRV or one or more MRV Affiliates.

"DECONSOLIDATION" means with respect to each Tax Return (i) any event pursuant to which Luminent ceases to be a subsidiary corporation includible in the Consolidated Return, (ii) any event pursuant to which neither Luminent nor any Luminent Affiliate continues to be included in


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a Combined Return which includes MRV and/or a MRV Affiliate, (iii) any event
(including as a result of transactions contemplated by the Separation) pursuant to which Tax Items relating to, or arising from, both the Luminent Business and the Retained Business are no longer included on a Combined Return described in clause (ii) of the definition of Combined Return or (iv) any event pursuant to which a Tax Return described in clause (iii) of the definition of Combined Return no longer includes Tax Items or Tax Assets of both MRV (or any MRV Affiliate) and Luminent (or any Luminent Affiliate).

"DECONSOLIDATION DATE" means the day on which a Deconsolidation occurs.

"DECONSOLIDATION TAX" means any Tax, resulting from a Deconsolidation, taken into account under Section 1.1502-13 or Section 1.1502-19 or any predecessor provision of the Treasury Regulations (or any similar provision under Non-Federal Tax law).

"DISTRIBUTION" means any distribution (or exchange) by MRV or any MRV Affiliate, with respect to its stock, of the stock of Luminent (or any successor corporation or corporation which owns stock of Luminent) in a transaction intended to qualify under Section 355 of the Code.

"ESTIMATED TAX INSTALLMENT DATE" means, in the case of Federal Income Tax, the installment due dates prescribed in Section 6655(c) of the Code (presently April 15, June 15, September 15 and December 15) together with due date for applying for an extension of time to file a return prescribed in Section 6072 of the Code or such other dates as may be prescribed by relevant provisions by statute or regulation with respect to other Federal and Non-Federal Taxes.

"FEDERAL INCOME TAX" means any Tax imposed under Subtitle A of the Code or any other provision of United States federal Income Tax law (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the Code), and any interest, additions to Tax or penalties applicable or related thereto.

"FEDERAL TAX" means any Tax imposed under the Code or otherwise under United States federal Tax law.

"FINAL DETERMINATION" means the final resolution of any Tax (or other matter) for a taxable period, including related interest or penalties, that, under applicable law, is not subject to further appeal, review or modification through proceedings or otherwise, including (1) by the expiration of a statute of limitations or a period for the filing of claims for refunds, amending Tax Returns, appealing from adverse determinations, or recovering any refund (including by offset), (2) by a decision, judgment, decree, or other order by a court of competent jurisdiction, which has become final and unappealable, (3) by a closing agreement or an accepted offer in compromise under Section 7121 or 7122 of the Code, or comparable agreements under laws of other jurisdictions,
(4) by execution of an Internal Revenue Service Form 870 or 870AD, or by a comparable form under the laws of other jurisdictions (excluding, however, with respect to a particular Tax Item for a particular taxable period any such form that reserves (whether by its terms or by operation of law) the right of the taxpayer to file a claim for refund and/or the right of the Tax Authority to assert a further deficiency with respect to such Tax Item for such period), or
(5) by any allowance of a refund or credit, but only after the expiration of all periods during which such refund or credit may be recovered (including by way of offset).



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"GROSS ASSET VALUE" means, when used with respect to a specified Person, the fair market value of such Person's assets unencumbered by any liabilities.

"GROUP" means either the MRV Group or the Luminent Group, as the context provides.

"INCOME TAX" means (a) any Tax based upon, measured by, or calculated with respect to (1) net income or profits (including, without limitation, any capital gains Tax, minimum Tax and any Tax on items of Tax preference, but not including sales, use, real or personal property, gross or net receipts, transfer or similar Taxes) or (2) multiple bases if one or more of the bases upon which such Tax may be based, measured by, or calculated with respect to, is described in clause (1) above, or (b) any United States state or local franchise Tax.

"INTEREST ACCRUAL PERIOD" has the meaning set forth in Section 6.4 of this Agreement.

"IPO" has the meaning set forth in the Recitals.

"LUMINENT AFFILIATE" means any corporation or other entity in which Luminent owns at least fifty percent (50%) of the total combined voting power (at any time after the completion of the Separation).

"LUMINENT BUSINESS" has the meaning set forth in the Master Separation and Distribution Agreement.

"LUMINENT GROUP" means the affiliated group of corporations as defined in
Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions following the completion of the Separation, of which Luminent would be the common parent if it were not a subsidiary of MRV, and any corporation or other entity which would be a member of such group for the relevant taxable period or portion thereof.

"LUMINENT GROUP COMBINED RETURNS" means, any tax return with respect to Non-Federal Taxes filed on a consolidated, combined (including nexus combination, worldwide combination, domestic combination, line of business combination or any other form of combination) or unitary basis wherein Luminent and one or more Luminent Affiliates join in the filing of such Tax Return.

"LUMINENT GROUP COMBINED TAX LIABILITY" means, with respect to any taxable period, the Luminent Group's liability for Non-Federal Combined Taxes as determined under Section 4.3 of this Agreement.

"LUMINENT GROUP CONSOLIDATED RETURNS" means, any Tax Return with respect to Federal Income Taxes filed on a consolidated basis wherein Luminent and one or more Luminent Affiliates join in the filing of such Tax Return (for any taxable period or portion thereof).

"LUMINENT GROUP FEDERAL INCOME TAXES" means, means any Tax imposed under Subtitle A of the Code or any other provision of United States federal Income Tax law (including the Taxes imposed by Sections 11, 55, 59A, and 1201(a) of the
Code), and any interest, additions to Tax or penalties applicable or related thereto that are assessed against Luminent or any Luminent Affiliate.



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"LUMINENT GROUP FEDERAL INCOME TAX LIABILITY" means, with respect to any taxable period, the Luminent Group's liability for Federal Income Taxes as determined under Section 4.2 of this Agreement.

"LUMINENT GROUP NON-FEDERAL COMBINED TAXES" means, any Non-Federal Tax with respect to which a Combined Return is filed by the Luminent Group.

"LUMINENT GROUP NON-FEDERAL SEPARATE RETURNS" means, any tax return filed with respect to Non-Federal Separate Taxes by Luminent or any member of the Luminent Group.

"LUMINENT GROUP NON-FEDERAL SEPARATE TAXES" means, any Non-Federal Tax other than a Non-Federal Combined Tax assessed again Luminent or any member of the Luminent Group.

"LUMINENT GROUP NON-FEDERAL SEPARATE TAX LIABILITY" means, with respect to any taxable period, the Luminent Group's liability for Non-Federal Separate Taxes as determined under Section 4.4 of this Agreement.

"MRV AFFILIATE" means any corporation or other entity in which MRV owns more than fifty percent (50%) of the total combined voting power (at any time after the completion of the Separation), other than Luminent or any Luminent Affiliate.

"MRV GROUP" means the affiliated group of corporations as defined in Section 1504(a) of the Code, or similar group of entities as defined under corresponding provisions of the laws of other jurisdictions, of which MRV is the common parent, and any corporation or other entity which is a member of such group for the relevant taxable period or portion thereof, but excluding any member of the Luminent Group.

"MASTER SEPARATION AND DISTRIBUTION AGREEMENT" means the Master Separation and Distribution Agreement, dated as of July 25, 2000, and amended effective as of September 8, 2000, by and between MRV and Luminent.

"NON-FEDERAL COMBINED TAX" means any Non-Federal Tax with respect to which a Combined Return is filed.

"NON-FEDERAL SEPARATE TAX" means any Non-Federal Tax other than a Non-Federal Combined Tax.

"NON-FEDERAL SEPARATE TAX RETURN" means any Tax Return filed with respect to Non-Federal Separate Taxes.

"NON-FEDERAL TAX" means any Tax other than a Federal Tax.

"OPINION OF COUNSEL" means an opinion of independent tax counsel of recognized national standing and experienced in the issues to be addressed and otherwise reasonably acceptable to MRV, which sets forth an Unqualified Tax Opinion in form and substance satisfactory to MRV. In no event shall MRV be required to conclude that an opinion is satisfactory if there is any risk, however remote, that the transaction that is the subject of the opinion will cause the Distribution


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to be taxable to any extent under the Code in a manner inconsistent with the rulings requested in the Ruling Documents.

"PAYMENT PERIOD" has the meaning set forth in Section 6.4 of this Agreement.

"PERSON" means any natural person, corporation, limited liability company, business trust, joint venture, association, company, partnership or government, or any agency or political subdivision thereof.

"POST-DECONSOLIDATION PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning after a Deconsolidation Date.

"PRE-DECONSOLIDATION PERIOD" means any taxable period with respect to a Consolidated Return or Combined Return, as the case may be, beginning and ending on or before a Deconsolidation Date.

"PRIVILEGE" means any privilege that may be asserted under applicable law including, any privilege arising under or relating to the attorney-client relationship (including the attorney-client and work product privileges), the accountant-client privilege, and any privilege relating to internal evaluation processes.

"PRO FORMA LUMINENT GROUP COMBINED RETURN" means a pro forma Non-Federal Combined Tax return or other schedule prepared pursuant to Section 4.3 of this Agreement.

"PRO FORMA LUMINENT GROUP CONSOLIDATED RETURN" means a pro forma consolidated Federal Income Tax return or other schedule prepared pursuant to Section 4.2 of this Agreement.

"PRO FORMA LUMINENT GROUP NON-FEDERAL SEPARATE TAX RETURNS" means a pro forma Non-Federal Separate Tax return or other schedule prepared pursuant to Section
4.4 of this Agreement.

"RESTRICTED PERIOD" means the two-year period following the date the Distribution occurs.

"RETAINED BUSINESS" means all lines of business retained by MRV following any Deconsolidation.

"RULING" means (a) the initial private letter ruling, if any, issued by the Service in connection with the Distribution (and any related transactions) or
(b) any similar ruling issued by any Tax Authority other than the Service in connection with the Distribution (and any related transactions).

"RULING DOCUMENTS" means (a) the request for the Ruling submitted to the Service, together with the appendices and exhibits thereto and any supplemental filings or other materials subsequently submitted to the Service, in connection with the Distribution (and any related transactions) or (b) any similar filings submitted to any other Tax Authority in connection with the Distribution (and any related transactions).


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"SEPARATE RETURN" means any Tax Return with respect to Non-Federal Separate
Taxes filed by MRV, Luminent, or any of their respective affiliates.

"SEPARATION" has the meaning set forth in the Recitals. "SEPARATION DATE" has the meaning set forth in the Master Separation and Distribution Agreement.

"SEPARATION DATE" has the meanings set forth in the Master Separation and Distribution Agreement.

"SEPARATION TAX" means any Tax (net of any current benefit arising from any Tax Asset) resulting from the Separation imposed upon MRV or any MRV Affiliate or Luminent or any Luminent Affiliate; provided that, such term shall not refer to the collateral Tax effects of the Separation (including, without limitation, relating to the tax basis of assets comprising the Luminent Business or the amount, if any, of Tax Assets or earnings and profits of Luminent or any Luminent Affiliate following the Separation).

"SERVICE" means the Internal Revenue Service or any successor agency or authority.

"STRADDLE PERIOD" means any taxable period with respect to a Consolidated Return, Combined Return or Separate Return, as the case may be, beginning on or before the Deconsolidation Date and ending after the Deconsolidation Date.

"TAX" means any charges, fees, levies, imposts, duties, or other assessments of a similar nature, including income, alternative or add-on minimum, gross receipts, profits, lease, service, service use, wage, wage withholding, employment, workers compensation, business occupation, occupation, premiums, environmental, estimated, excise, employment, sales, use, transfer, license, payroll, franchise, severance, stamp, occupation, windfall profits, withholding, social security, unemployment, disability, ad valorem, highway use, commercial rent, capital stock, paid up capital, recording, registration, property, real property gains, value added, business license, custom duties, or other tax or governmental fee of any kind whatsoever, imposed or required to be withheld by any Tax Authority including any interest, additions to tax, or penalties applicable or related thereto.

"TAX ASSET" means any Tax Item that could reduce a Tax, including a net operating loss, net capital loss, investment tax credit, foreign tax credit, charitable deduction or credit related to alternative minimum tax or any other Tax credit.

"TAX AUTHORITY" means a U. S. or foreign governmental authority or any subdivision, agency, commission or authority thereof or any quasi-governmental or private body having jurisdiction over the assessment, determination, collection or imposition of any Tax (including, without limitation, the Service).

"TAX ITEM" means any item of income, gain, loss, deduction or credit, or other attribute that may have the effect of increasing or decreasing any Tax.

"TAX RETURN" means any return, report, certificate, form or similar statement or document (including, any related or supporting information or schedule attached thereto and any information return, amended tax return, claim for refund or declaration of estimated tax) required to be supplied to, or filed with, a Tax Authority in connection with the determination, assessment


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or collection of any Tax or the administration of any laws, regulations or administrative requirements relating to any Tax.

"TREASURY REGULATIONS" means the final, temporary and proposed income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"UNQUALIFIED TAX OPINION" means an unqualified "will" opinion of tax counsel to the effect that a transaction does not disqualify the Distribution from qualifying for tax-deferred treatment for the shareholders of MRV and any member of the MRV Group under Code Section 355 and any other applicable sections of the Code, assuming that the Distribution would have qualified for tax-deferred treatment if such transaction or conduct did not occur. An Unqualified Tax Opinion may rely upon, and assume the accuracy of, any representations contained in the Ruling Documents, and any representations contained in an officer's certificate delivered by an officer of MRV or Luminent to such counsel.

SECTION 2. PREPARATION AND FILING OF TAX RETURNS

2.1 IN GENERAL. (a) For any Pre-Deconsolidation Period, MRV shall have the sole and exclusive responsibility for the preparation and filing of: (1) all Consolidated Returns, (2) all Combined Returns and (3) all Separate Returns.

     (b) For the Straddle Period, MRV shall have the sole and exclusive responsibility for the preparation and filing of: (1) all Consolidated Returns,
(2) all Combined Returns and (3) all Separate Returns.

     (c) For all Post-Deconsolidation Periods, Luminent shall have the sole and exclusive responsibility for the preparation and filing of: (1) all Luminent Group Consolidated Returns, (2) all Luminent Group Combined Returns, and (3) all Luminent Group Non-Federal Separate Returns.

2.2 MANNER OF PREPARING AND FILING TAX RETURNS. (a) All Tax Returns filed after the date of this Agreement by MRV or any MRV Affiliate that includes any Luminent Tax item, shall be (1) prepared in a manner that is consistent with (i) Sections 5.1 and 9.3 of this Agreement, (ii) any Ruling Documents or Ruling, and
(iii) the elections, accounting methods, conventions and principles of taxation used with respect to any Luminent Tax item during the most recent taxable periods for which Tax Returns involving Luminent Tax items have been filed, except for any accounting method changes pursuant to applications that are approved by the IRS and except as may be required by a controlling change in law or circumstance, and (2) filed on a timely basis (taking into account applicable extensions) by MRV.

     (b) Subject to Section 2.2(a), MRV shall have the exclusive right, in its sole discretion, with respect to any Tax Return relating to the Pre-Deconsolidation and Straddle Periods to determine (1) the manner in which such Tax Return shall be prepared and filed, including the elections, methods of accounting, positions, conventions and principles of taxation to be used and the manner in which any Tax Item shall be reported, (2) whether any extensions may be requested, (3) the elections that will be made by MRV, any MRV Affiliate, Luminent, and any Luminent Affiliate on such Tax Return, (4) whether any amended Tax Returns shall be filed, (5) whether any claims for refund shall be made, (6) whether any refunds shall be paid by way of refund or credited against any liability for the related Tax, and (7) whether to retain outside firms to prepare or review such Tax Return. MRV agrees to provide Luminent with a copy of each such Tax Return prior to the due date for the filing of any such Tax Return (giving effect to applicable extensions) for such taxable years sufficiently in advance of such date to allow Luminent the opportunity to review and comment on any such Tax Return, which comments shall be considered in good faith and shall be reflected in the Tax Return to the extent necessary to implement the terms of this Agreement.

     (c)(1) Luminent shall be responsible for providing financial, transactional, legal and other information in a timely manner as necessary for the preparation of the returns described in Sections 2.1(a) and (b) of this Agreement. Information shall be requested and submitted by way of annual tax workpaper packages (due no later than March 31, for the preceding tax year ended December 31), sales and use tax reports (submitted as required to meet reporting deadlines in accordance with the continuation of the current process), other miscellaneous information requests and other supporting documentation. Such information shall be submitted within 30 days of written request in accordance with MRV's normal information request practices and due dates.

     (2) For a period of one year beginning on the Deconsolidation Date, Luminent may elect to have MRV prepare the returns described in Section 2.1(c) of this Agreement. If Luminent so elects then it shall provide written notice to MRV as provided in Section 11.2. MRV shall prepare such returns in accordance with the terms and conditions contained in the Transitional Services Agreement, effective as of September 8, 2000 by and between MRV and Luminent, for services rendered pursuant to this Section 2.2(c)(2).

2.3 AGENT. Subject to the other applicable provisions of this Agreement, Luminent hereby irrevocably designates, and agrees to cause each Luminent Affiliate to so designate, MRV as its sole and exclusive agent and attorney-in-fact to take such action (including execution of documents) as MRV, in its sole discretion, may deem appropriate in any and all matters (including Audits) relating to any Tax Return described in Sections 2.1(a) and (b) of this Agreement.

SECTION 3.  PAYMENT OF TAXES TO TAX AUTHORITIES

3.1 FEDERAL INCOME TAXES. MRV shall pay (or cause to be paid) to the Service all Federal Income Taxes with respect to any Consolidated Return due and payable for all Pre-Deconsolidation Periods and Straddle Periods. Luminent shall pay (or cause to be paid) to the Service all Luminent Group Federal Income Taxes due and payable for all Post-Deconsolidation Periods.

3.2 NON-FEDERAL COMBINED TAXES. MRV shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Combined Taxes with respect to any Combined Return due and payable for all Pre-Deconsolidation Periods and Straddle Periods. Luminent shall pay (or cause to be paid) to the appropriate Tax Authorities all Luminent Group Non-Federal Combined Taxes with respect to any Combined Return due and payable for Post-Deconsolidation Periods.

3.3 NON-FEDERAL SEPARATE TAXES. MRV shall pay (or cause to be paid) to the appropriate Tax Authorities all Non-Federal Separate Taxes due and payable for Pre-Deconsolidation Periods and Straddle Periods. Luminent shall pay (or cause to be paid) to the appropriate Tax Authorities all Luminent Group Non-Federal Separate Taxes due and payable for Post-Deconsolidation Periods.

3.4 OTHER FEDERAL TAXES. The parties shall each pay (or cause to be paid) to the appropriate Tax Authorities all of their respective Federal Taxes (excluding Federal Income Taxes for Pre-Deconsolidation Periods and Straddle Periods which are governed by Section 3.1 of this Agreement).

SECTION 4. ALLOCATION OF TAXES

4.1  LUMINENT LIABILITY FOR FEDERAL INCOME TAXES AND NON-FEDERAL COMBINED
TAXES. Within thirty (30) days after completion of the IPO, Luminent shall pay to MRV the cumulative amount of the Luminent Group Federal Income Tax Liability, the Luminent Group Combined Tax Liability and the Luminent Group Separate Tax Liability for all Consolidated Returns, Combined Returns and Separate Returns for all Pre-Deconsolidation Periods, including estimated tax payments.

4.2 LUMINENT GROUP FEDERAL INCOME TAX LIABILITY. With respect to each Pre-Deconsolidation Period (including the Straddle Period), the Luminent Group Federal Income Tax Liability for such taxable period shall be the Luminent Group's liability for Federal Income Taxes for such taxable period, as determined on a Pro Forma Luminent Group Consolidated Return prepared:

          (i) on a basis consistent with the preparation of the Consolidated Return for such period, determined by including only Tax Items of members of the Luminent Group which are included in the Consolidated Return and by allocating Tax Assets to the Luminent Group to the extent that the Tax Asset was created by a member of the Luminent Group and such Tax Asset was actually utilized on the relevant Consolidated Return; and

          (ii) applying the highest statutory marginal corporate income Tax rate in effect for such taxable period (or portion thereof); provided that, in the event that the federal alternative minimum Tax applies to the Consolidated Return, the Luminent Group Federal Income Tax Liability shall equal the lesser of (i) the alternative minimum Tax liability with respect to the Consolidated Return that would result by including only Tax Items and Tax Assets of members of the Luminent Group included in the Consolidated Return or (ii) the aggregate Tax liability payable with respect to such Consolidated Return.

          (iii) The principles of Treasury Regulation Section 1.1502-33(d)(3) also shall apply to the allocation set forth in Sections 4.2(i) and (ii). If the amount of the consolidated federal income tax liability due under any Consolidated Return is less than the sum of the aggregate separate return tax liabilities of the Luminent Group and the MRV Group (as computed pursuant to Sections 4.2(i) and (ii) above) due to losses or tax credits of one Group (including losses or tax credits carried over from prior years), the decrease in tax liability resulting therefrom shall be allocated 100 percent to that Group. A Group thus may have a "negative" income tax liability as a result of such an allocation (a "Loss Group"). If a Loss Group exists, the other Group shall pay to the Loss Group in a timely manner an amount equal to such "negative" income tax liability. In other words, if Tax attributes (e.g., losses or tax credits) of one Group are utilized by the other Group to reduce taxable income or Tax, as the case may be, the Group utilizing such Tax attributes shall pay to the other Group, with respect to losses, an amount equal to such reduction in taxable income resulting from the utilization of such losses multiplied by the top marginal federal corporate income Tax rate actually used by the Group utilizing the losses in calculating its deemed Tax liability (prior to the application of Tax credits against such liability) under Sections 4.2(i) and (ii) for the taxable period during which such losses are utilized and, with respect to Tax credits, an amount equal to the actual amount by which the deemed Tax liability calculated pursuant to Sections 4.2(i) and (ii) is reduced by such Tax credits for the taxable period during which such Tax credits are utilized.

4.3 LUMINENT GROUP COMBINED TAX LIABILITY. With respect to any Pre-Deconsolidation Period, the Luminent Group Combined Tax Liability shall be the sum for such taxable period of the Luminent Group's liability for each Non-Federal Combined Tax, as determined on Pro Forma Luminent Group Combined Returns prepared in a manner consistent with the principles and procedures set forth in Sections 4.2(i) and (ii) hereof. The Pro Forma Luminent Group Combined Returns relating to Tax Returns described in clauses (ii) and (iii) of the definition of "Combined Return" shall be prepared by including only Tax Items and Tax

Assets relating to or arising from the Luminent Business. The principles of
Section 4.2(iii) shall also apply to this section 4.3.

4.4 LUMINENT GROUP NON-FEDERAL SEPARATE TAX LIABILITY. With respect to any Pre-Deconsolidation Period, the Luminent Group Non-Federal Separate Tax Liability shall be the sum for such taxable period of the Luminent Group's liability for each Non-Federal Separate Tax, as determined on Pro Forma Luminent Group Non-Federal Separate Returns prepared in a manner consistent with the principles and procedures set forth in Section 4.2 hereof. The Pro Forma Luminent Group Non-Federal Separate Returns shall be prepared by including only Tax Items and Tax Assets relating to or arising from the Luminent Business.

4.5 COOPERATION. (a) MRV and Luminent agree to cooperate in good faith in connection with the preparation of such pro forma tax returns and agree to make reasonably available any documents, information or employees in connection therewith. However, with respect to any Pre-Deconsolidation Period, MRV shall have the sole and exclusive responsibility for the preparation of any Pro Forma Luminent Group Consolidated Returns, Pro Forma Luminent Group Combined Returns and Pro Forma Luminent Group Non-Federal Separate Returns and MRV shall have the exclusive right, in its sole discretion, to determine the proper application of the requirements set forth in Section 4.2 hereof.

     (b) The Pro Forma Luminent Group Consolidated Returns, Pro Forma Luminent Group Combined Returns and Pro Forma Luminent Group Non-Federal Separate Returns, workpapers and other supporting documentation shall be completed no later than thirty (30) business days prior to the date on which the related Consolidated Return, Combined Return or Separate Return, as the case may be, is filed with the appropriate Tax Authority.

4.6 TAX SHARING INSTALLMENT PAYMENTS. (a) FEDERAL INCOME TAXES. Not later than two (2) business days prior to each Estimated Tax Installment Date with respect to any Pre-Deconsolidation Period, the parties shall, consistent with MRV's current period annualization election and past practice, determine under the principles of Section 6655 of the Code the estimated amount of the related installment of the Luminent Group Federal Income Tax Liability. Luminent shall pay to MRV the amount thus determined on or before such Estimated Tax Installment Date. The parties acknowledge and agree that, for purposes of this
Section 4.6(a), Luminent has paid to MRV no amounts as of the date hereof, with respect to the taxable period beginning January 1, 2000.

     (b) NON-FEDERAL COMBINED TAXES. MRV shall, in connection with any installment payment (payable with respect to any Combined Return prepared and filed by MRV) with respect to Non-Federal Combined Taxes for any Pre-Deconsolidation Period, consistent with MRV's current period annualization elections and past practice, determine the estimated amount of the related installment of the Luminent Group Combined Tax Liability. From time to time, MRV may provide Luminent with a written statement setting forth amounts owed by Luminent in connection with any installment payments with respect to Non-Federal Combined Taxes made by MRV for the immediately preceding month and any other month for which a statement has not previously been provided by MRV. Luminent shall pay the amounts set forth on any statement upon receipt of such statement. The parties acknowledge and agree that, for purposes of this Section 4.6(b), Luminent has paid no amounts to MRV with respect to the taxable period beginning January 1, 2000.

     (c) NON-FEDERAL SEPARATE TAXES. MRV shall, in connection with any installment payment (payable with respect to any Separate Return prepared and filed by MRV) with respect to Non-Federal Separate Taxes for any Pre-Deconsolidation Period, consistent with MRV's current period annualization elections and past practice, determine the estimated amount of the related installment of the Luminent Group Non-Federal Separate Tax Liability. From time to time, MRV may provide Luminent with a written statement setting forth amounts owed by Luminent in connection with any installment payments with respect to Non-Federal Separate Taxes made by MRV for the immediately preceding month and any other month for which a statement has not previously been provided by MRV. Luminent shall pay the amounts set forth on any statement upon receipt of such statement. The parties acknowledge and agree that, for purposes of this Section 4.6(c), Luminent has paid no amounts to MRV with respect to the taxable period beginning January 1, 2000.

4.7 TAX SHARING TRUE UP PAYMENTS. (a) FEDERAL INCOME TAXES. Not later than thirty (30) business days following the completion of any Pro Forma Luminent Group Consolidated Return, Luminent shall pay to MRV, or MRV shall pay to Luminent, as appropriate, an amount equal to the difference, if any, between the Luminent Group Federal Income Tax Liability for the Pre-Deconsolidation Period and the aggregate amount paid by Luminent with respect to such period under
Section 4.6(a) of this Agreement.

     (b) NON-FEDERAL COMBINED TAXES. Not later than thirty (30) business days following the completion of any Pro Forma Luminent Group Combined Return, Luminent shall pay to MRV, or MRV shall pay to Luminent, as appropriate, an amount equal to the difference, if any, between the Luminent Group Combined Tax Liability for the Pre-Deconsolidation Period and the amounts paid by Luminent with respect to such period under Section 4.6(b) of this Agreement.

     (c) NON-FEDERAL SEPARATE TAXES. Not later than thirty (30) business days following the completion of any Pro Forma Luminent Group Separate Return, Luminent shall pay to MRV, or MRV shall pay to Luminent, as appropriate, an amount equal to the difference, if any, between the Luminent Group Separate Tax Liability for the Pre-Deconsolidation Period and the amounts paid by Luminent with respect to such period under Section 4.6(c) of this Agreement.

4.8 REDETERMINATION AMOUNTS. For any Pre-Deconsolidation Period or Straddle Period, in the event of a redetermination of any Tax Item of any member of a Consolidated Group or Combined Group as a result of a Final Determination, the filing of a Tax refund claim or the filing of an amended Tax Return pursuant to which Taxes are paid to a Tax Authority or a refund of Taxes is received from a Tax Authority, MRV shall prepare, in accordance with the principles and procedures set forth in this Section 4, revised Pro Forma Luminent Group Consolidated Returns, revised Pro Forma Luminent Group Combined Returns and/or revised Pro Forma Luminent Group Non-Federal Separate Returns, as appropriate, to reflect the redetermination of such Tax Item as a result of such Final Determination, filing of a Tax refund claim or filing of an amended Tax Return. Following the preparation of such revised pro forma tax returns, Luminent's payment obligations under Sections 4.2, 4.3 and 4.4 hereof shall be redetermined to reflect Luminent's Tax liability pursuant to the revised Pro Forma Luminent Group Consolidated Returns, revised Pro Forma Luminent Group Combined Returns and/or revised Pro Forma Luminent Group Non-Federal Separate Returns prepared pursuant to this Section 4.8. Luminent shall pay to MRV the amount by which the Tax liability reflected on the revised Pro Forma Luminent Group Consolidated Returns, revised Pro Forma Luminent Group Combined Returns and/or revised Pro Forma Luminent Group Non-Federal Separate Returns exceeds the Tax liability reflected on the original Pro Forma Luminent Group Consolidated Returns, original Pro Forma Luminent Group Combined Returns and/or original Pro Forma Luminent Group Non-Federal Separate Returns, and MRV shall pay to Luminent the amount by which the Tax liability reflected on the original Pro Forma Luminent Group Consolidated Returns, original Pro Forma Luminent Group Combined Returns and/or original Pro Forma Luminent Group Non-Federal Separate Returns exceeds the Tax liability reflected on the revised Pro Forma Luminent Group Consolidated Returns, revised Pro Forma Luminent Group Combined Returns and or revised Pro Forma Luminent Group Non-Federal Separate Returns.

4.9 PAYMENT OF TAXES FOR POST-DECONSOLIDATION PERIODS. Except as otherwise provided in this Agreement, MRV shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to Tax Returns relating to Post-Deconsolidation Periods for which MRV has filing responsibility, including under this Agreement. Except as otherwise provided in this Agreement, Luminent shall pay or cause to be paid all Taxes and shall be entitled to receive and retain all refunds of Taxes with respect to Tax Returns relating to Post-Deconsolidation Periods for which Luminent has filing responsibility, including under this Agreement.

SECTION 5. TAX ATTRIBUTES

5.1 ALLOCATION OF TAX ITEMS. (a) IN GENERAL. All Tax computations for (i) any Pre-Deconsolidation Period ending on a Deconsolidation Date, (ii) the immediately following taxable period of Luminent or any Luminent Affiliate and
(iii) any Straddle Period, shall be made pursuant to the principles of Section 1.1502-76(b) of the Treasury Regulations or of a corresponding provision under the laws of other jurisdictions and, to the extent possible, in a manner consistent with the principles set forth in Section 4.2(a) of this Agreement.

     (b) REATTRIBUTION. In the event of a Deconsolidation, MRV may, at its option, elect to reattribute to itself certain Tax Items of the Luminent Group pursuant to Section 1.1502-20(g) of the Treasury Regulations. If MRV makes such election, Luminent shall comply with the requirements of Section 1.1502-20(g)(5) of the Treasury Regulations.

5.2 POST DECONSOLIDATION. To the extent permitted by applicable law, following any Deconsolidation, the relevant Tax Assets with respect to the Consolidated Group or Combined Group, as the case may be, shall be allocated to the corporation or entity that created or generated the Tax Asset.

SECTION 6. ADDITIONAL OBLIGATIONS

6.1 PROVISION OF INFORMATION AND MUTUAL COOPERATION. (a) MRV and Luminent shall, and shall cause their respective affiliates to, (1) furnish to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return (or pro forma Tax Return prepared in accordance with Section 4 hereof) or portion thereof for which the other has responsibility for preparing under this Agreement, (ii) contesting or defending any Audit (including the provision of such information, documents and other materials as may be requested by any Tax Authority), and
(iii) making any determination or computation necessary or appropriate under this Agreement, (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i), (ii) and (iii) of clause (1) above, (3) reasonably cooperate in connection with any Audit. For purposes of this Agreement, "timely" shall mean furnishing such information, documents and other materials or making its employees available within thirty (30) days of the time a request therefor is made by the other.

     (b) In the event that either MRV or Luminent or their respective affiliates shall fail for any reason to timely comply with any written request pursuant to
Section 6.1, MRV or Luminent, as the case may be, may, in its sole discretion, have its employees or agents fulfill such request and charge the non-complying party for its costs incurred in fulfilling such request at the highest hourly rate then shown on the Appendix attached hereto but not less than $5,000 for each such request. For purposes of this Section 6.1(b), each written request made by any Tax Authority and properly forwarded by one party to the other for action shall be deemed a separate request.

     (c) MRV and Luminent shall, and shall cause their respective affiliates to, retain and provide on reasonable demand books, records, documentation or other information relating to any Tax Return or Audit, with respect to any taxable period in which MRV owns, directly or indirectly, 50% or more (by vote or value) of the outstanding stock of Luminent, until the later of (i) the expiration of the applicable statute of limitations (after giving effect to any extension, waiver, or mitigation thereof) and (ii) in the event any claim is made under this Agreement or by any Tax Authority for which such information is relevant, until a Final Determination is reached with respect to such claim. Notwithstanding anything to the contrary included in this Agreement, the parties will comply in all respects with the requirements of any applicable record retention agreement with the Service or other Tax Authority.

     (d) Notwithstanding any other provision of this Agreement, no member of the MRV Group shall be required to provide Luminent or any Luminent Affiliate access to or copies of (1) any Tax information that relates exclusively to any member of the MRV Group, (2) any Tax information as to which any member of the MRV Group is entitled to assert the protection of any Privilege, or (3) any Tax information as to which any member of the MRV Group is subject to an obligation to maintain the confidentiality of such information. MRV shall use reasonable efforts to separate any such information from any other information to which Luminent is entitled to access or to which Luminent is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this
Section 6.1(d).

     (e) Notwithstanding any other provision of this Agreement, with respect to Tax information that relates to any taxable period in which Luminent is no longer included in the Consolidated Group of which MRV is the common parent and no Combined Return is filed, no member of the Luminent Group shall be required to provide MRV or any MRV Affiliate access to or copies of (1) any Tax information as to which any member of the Luminent Group is entitled to assert the protection of any Privilege or (2) any Tax information as to which any member of the Luminent Group is subject to an obligation to maintain the confidentiality of such information. Luminent shall use reasonable efforts to separate any such information from any other information to which MRV is entitled to access or to which MRV is entitled to copy under this Agreement, to the extent consistent with preserving its rights under this Section 6.1(e).

     (f) The parties agree to give the other party reasonable written notice prior to destroying or discarding any records pertaining to the Pre-Deconsolidation Period or Straddle Period records, and if the other party so requests, the party shall allow the other party to take possession of such tax records. Tax records shall include, inter alia, journal vouchers, cash vouchers, general ledgers, material contracts, authorizations for expenditures, and copies of returns.

6.2 INDEMNIFICATION. (a) GENERAL. MRV shall be liable for (and indemnify Luminent and each Luminent Affiliate against) Taxes of the MRV Group and its Affiliates (including the Luminent Group) not specifically allocated to Luminent and the Luminent Affiliates under this Agreement, and Luminent shall be liable for and indemnify the MRV Group against Taxes which are specifically allocated to Luminent and the Luminent Affiliates under this Agreement.

     (b) FAILURE TO PAY. MRV and each MRV Affiliate shall jointly and severally indemnify and hold Luminent and each Luminent Affiliate harmless from and against any Tax that is attributable to, or results from the failure of MRV or any MRV Affiliate to make any payment required to be made by them under this Agreement, including without limitation any Tax for all Pre-Deconsolidation Periods (other than any Tax described in the succeeding sentence). Luminent and each Luminent Affiliate shall jointly and severally indemnify and hold MRV and each MRV Affiliate harmless from and against any Tax that is attributable to, or results from, the failure of Luminent or any Luminent Affiliate to make any payment required to be made under this Agreement.

     (c) INACCURATE OR INCOMPLETE INFORMATION. MRV and each MRV Affiliate shall jointly and severally indemnify Luminent and hold Luminent and each Luminent Affiliate harmless from and against any Tax or loss attributable to the negligence of MRV or any MRV Affiliate in supplying Luminent or any Luminent Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Audit. Luminent and each Luminent Affiliate shall jointly and severally indemnify and hold MRV and each MRV Affiliate harmless from and against any Tax or loss attributable to the negligence of Luminent or any Luminent Affiliate in supplying MRV or any MRV Affiliate with inaccurate or incomplete information, in connection with the preparation of any Tax Return or any Audit.

6.3 TAX CONSEQUENCES OF PAYMENTS. For all Tax purposes and notwithstanding any other provision of this Agreement, to the extent permitted by applicable law, the parties hereto shall treat any payment made pursuant to this Agreement (other than any payment made in satisfaction of an intercompany obligation) as a capital contribution or dividend distribution, as the case may be, immediately prior to the Separation Date and, accordingly, as not includible in the taxable income of the recipient. If, as a result of a Final Determination, it is determined that the receipt or accrual of any payment made under this Agreement is taxable to the recipient, the payor shall pay to the recipient an amount equal to any increase in the Income Taxes of the recipient as a result of receiving the payment from the payor (grossed up to take into account such payment, if applicable).

6.4 INTEREST. Payments pursuant to this Agreement that are not made within the period prescribed in this Agreement or, if no period is prescribed, within thirty (30) business days after demand for payment is made (the "Payment Period") shall bear interest for the period from and including the date immediately following the last date of the Payment Period through and including the date of payment (the "Interest Accrual Period") at a per annum rate equal to the prime rate (as quoted in the Wall Street Journal) in effect on the last day of such Payment Period, plus 500 basis points. Such interest will be payable at the same time as the payment to which it relates and shall be calculated on the basis of a year of 365 days and the actual number of days for which due.

6.5 OUTSIDE FEES. For any Pre-Deconsolidation Period, Luminent and all Luminent Affiliates will be allocated their proportional share of all outside fees as determined by MRV. For purposes of this Section 6.5, outside fees will be allocated to the period to which they relate (as MRV shall in its sole discretion determine) and not the period in which they may be incurred. Outside fees include (but are not limited to) accounting, legal and other fees for preparation and filing of Tax Returns, Tax research, planning, strategy, and assistance with Tax Audits. The allocated amount will be billed to the Luminent Group and is due upon receipt.

6.6 CARRYBACKS. Luminent shall make an election under Section 172(b)(3) of the Code to relinquish the entire carryback period with respect to any net operating loss attributable to Luminent or any Luminent Affiliate in any taxable period beginning on or after a Deconsolidation Date that could be carried back to a taxable year of Luminent or any Luminent Affiliate ending on or before the Deconsolidation Date. Neither MRV nor any member of the MRV Group shall be required to pay to Luminent or any Luminent Affiliate any refund or credit of Taxes that results from the carryback to any taxable period ending on or before the Deconsolidation Date of any net operating loss, capital loss, or tax credit attributable to Luminent or any Luminent Affiliate in any taxable period beginning on or after the Deconsolidation Date.

SECTION 7. AUDITS

7.1 IN GENERAL. (a) MRV shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of MRV, any MRV Affiliate, Luminent or any Luminent Affiliate in any Audit relating to any Tax Return described in Sections 2.1(a) and (b) of this Agreement and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. MRV's rights shall extend to any matter pertaining to the management and control of an Audit, including, without limitation, execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item. Provided, however, that MRV shall not consent, without the prior written consent of Luminent, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any Tax item that in any material respect adversely affects the Tax liability of Luminent for a period for which Luminent is directly or indirectly liable under this Agreement.

     (b) MRV shall keep Luminent informed of all material developments and events pertaining to any Audit that relates directly to any Tax Item included in any Consolidated Return or Combined Return for which Luminent is responsible for the resulting tax liability. Luminent shall have the right to review at its own expense any materials that it may reasonably request that pertain to any Audit that relates directly to any Tax Item included in any Consolidated Return or Combined Return for which Luminent is responsible for the resulting tax liability.

     (c) Luminent shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of Luminent or any Luminent Affiliate in any Audit relating to any Tax Return described in Section 2.1(c) of this Agreement and to resolve, settle, or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit.

7.2 NOTICE. If MRV or any member of the MRV Group receives written notice of, or relating to, an Audit from a Tax Authority that asserts, proposes or recommends a deficiency, claim or adjustment that, if sustained, would result in the redetermination of a Tax Item of a member of the Luminent Group, MRV shall promptly provide a copy of such notice to Luminent (but in no event later than thirty (30) business days following the receipt of such notice). If Luminent or any member of the Luminent Group receives written notice of, or relating to, an Audit from a Tax Authority with respect to a Tax Return described in Section 2.1(a) or (b) of this Agreement, Luminent shall promptly provide a copy of such notice to MRV (but in no event later than thirty (30) business days following the receipt of such notice).

7.3 FAILURE TO NOTIFY. The failure of MRV or Luminent to notify the other of any matter relating to a particular Tax for a taxable period or to take any action specified in this Agreement shall not relieve such other party of any liability and/or obligation which it may have under this Agreement with respect to such Tax for such taxable period except to the extent that such other party's rights hereunder are materially prejudiced by such failure.

7.4 REMEDIES. Luminent agrees that no claim against MRV and no defense to Luminent' liabilities to MRV under this Agreement shall arise from the resolution by MRV of any deficiency, claim or adjustment relating to the redetermination of any Tax Item of MRV or a MRV Affiliate.

SECTION 8.  IPO

8.1 IPO RELATED ITEMS. (a) LIABILITY FOR SEPARATION TAXES AND DECONSOLIDATION TAXES. Only except as provided in Section 8.1(b) hereof, MRV shall be responsible for the payment of, and shall indemnify and hold Luminent harmless from and against, any Separation Taxes and Deconsolidation Taxes.

     (b) LIABILITY FOR UNDERTAKING CERTAIN ACTIONS. Notwithstanding Section 8.1(a) of this Agreement, Luminent and each member of the Luminent Group shall be jointly and severally responsible for, and shall indemnify and hold MRV harmless from and against, any Separation Taxes that are attributable to, or result from, (i) any action taken by Luminent or any member of the Luminent Group that was not contemplated by the parties in connection with the Separation (including, without limitation, by taking any action not contemplated in connection with obtaining a ruling from any Tax Authority) or (ii) the failure by Luminent or any member of the Luminent Group to take any action that Luminent is responsible for taking under this Agreement, the Master Separation and Distribution Agreement or any other agreement related to the Separation or the IPO (including, without limitation, by failing to make an election or enter into a transaction specifically required in connection with obtaining a ruling from any Tax Authority). Each of the parties hereto agrees to act in good faith and without negligence in connection with the Tax reporting of and all other aspects related to the Tax consequences of the Separation and any Deconsolidation and shall be responsible for any Taxes or losses arising from any failure to act in good faith or any negligent act or omission with respect thereto.

8.2 TAX REPORTING OF IPO RELATED ITEMS. (a) SEPARATION TAXES. Any Tax Return (or portion thereof) that includes any Tax Item resulting from the Separation shall be prepared and filed by MRV.

     (b) DECONSOLIDATION TAXES. Any Tax Return (or portion thereof) that includes any Tax Item relating to any Deconsolidation (to the extent resulting in Deconsolidation Taxes) shall be prepared and filed by MRV.

8.3 AUDITS RELATING TO SEPARATION. Notwithstanding any other provision of this Agreement, MRV shall have the exclusive right, in its sole discretion, to control, contest, and represent the interests of MRV, any MRV Affiliate, Luminent or any member of the Luminent Group in any Audit with respect to Tax Items related to the Separation or Deconsolidation (to the extent resulting in Deconsolidation Taxes), and to resolve, settle or agree to any deficiency, claim or adjustment proposed, asserted or assessed in connection with or as a result of any such Audit. MRV's rights shall extend to any matter pertaining to the management and control of an Audit, including execution of waivers, choice of forum, scheduling of conferences and the resolution of any Tax Item. Provided, however, that MRV shall not consent, without the prior written consent of Luminent, which prior written consent shall not be unreasonably withheld, to any change in the treatment of any Tax item that in any material respect adversely affects the Tax liability of Luminent for a period for which Luminent is directly or indirectly liable under this Agreement.

8.4 PROVISION OF INFORMATION AND MUTUAL COOPERATION. In addition to the parties' respective obligations under Section 6.1 and subject to the provisions of
Section 6.1(b) of this Agreement, MRV and Luminent shall, and shall cause their respective Affiliates to, cooperate with respect to all aspects of the Separation including, without limitation, by (1) furnishing to the other in a timely manner such information, documents and other materials as the other may reasonably request for purposes of (i) preparing any Tax Return that includes Tax Items relating to or arising from the Separation and (ii) contesting or defending any Audit with respect to Tax Items relating to or arising from the Separation and (2) make its employees available to the other to provide explanations of documents and materials and such other information as the other may reasonably request in connection with any of the matters described in subclauses (i) and (ii) of clause (1) above.

8.5 PRESS RELEASES. Notwithstanding any other provision of this Agreement to the contrary, MRV shall have the exclusive right, in its sole discretion, to review and approve all press releases and other public communications with respect to the subjects to which this Agreement relates prior to their release. Luminent shall provide all such press releases or other public communication to MRV no later than one (1) day prior to their proposed release date at the place and manner specified in Section 11.2 of this Agreement.

SECTION 9. DISTRIBUTION

9.1 DISTRIBUTION RELATED ITEMS. (a) RESTRICTIONS ON CERTAIN POST-DISTRIBUTION ACTIONS. Luminent agrees that it will not take or fail to take, or permit any member of the Luminent Group to take or fail to take, any action where such action or failure to act would be inconsistent with any material, information, covenant or representation in the Ruling Documents or the Ruling.

     (b) CERTAIN LUMINENT ACTIONS FOLLOWING DISTRIBUTION. (1) COVENANTS. Without limiting the generality of Section 9.1(a), Luminent and each member of the Luminent Group jointly and severally covenant and agree with MRV that during the Restricted Period:

          (i) Luminent and the members of the Luminent Group will continue to engage in their business, and will continue to maintain a substantial portion of their respective assets and business operations, as they existed immediately prior to the Distribution; provided that the foregoing shall not be deemed to prohibit Luminent and the members of the Luminent Group from entering into or acquiring other businesses or operations or from disposing of or shutting down segments of such businesses so long as Luminent and the members of the Luminent Group continue to engage in such businesses and continue to so maintain such substantial portion of their assets and business operations;

          (ii) Luminent will continue to manage and to own (A) directly, assets which represent at least 50% of the Gross Asset Value which Luminent managed and owned directly immediately after the Distribution, and (B) directly or indirectly, through one or more entities, assets which represent at least 50% of the Gross Asset Value which Luminent owned indirectly through one or more entities immediately after the Distribution;

          (iii) Except as provided in Section 9.1(b)(3), neither Luminent nor any member of the Luminent Group nor any of its or their respective directors, officers or other representatives (acting in their capacity as directors, officers, or representatives) will undertake, authorize, approve, recommend, permit, facilitate, or enter into any contract, or consummate any transaction with respect to:

               (a) the issuance of Luminent common stock (including options, warrants, rights or securities exercisable for, or convertible into, Luminent common stock) in a single transaction or in a series of related or unrelated transactions (including the IPO) which represents (treating any such options, warrants, rights, or securities as exercised or converted) 40% or more of the outstanding shares of Luminent common stock;

               (b) the issuance of any class or series of capital stock or any other instrument (other than Luminent common stock and options, warrants, rights or securities exercisable for, or convertible into, Luminent common stock) that would constitute equity for federal tax purposes (such classes or series of capital stock and other instruments being referred to herein as "Disqualified Luminent Stock");

               (c) the issuance of any options, rights, warrants, securities or similar arrangements exercisable for, or convertible into, Disqualified Luminent Stock;

               (d) any redemptions, repurchases or other acquisitions of capital stock or other equity interests in Luminent;

               (e) the dissolution, merger, or complete or partial liquidation of Luminent or any announcement of such action; and/or

               (f) any other action that may result in the Distribution being characterized as a distribution to which section 355(e) applies.

          (2) In addition to the other representations, warranties, covenants and agreements set forth in this Agreement, Luminent and each member of the Luminent Group will take, or refrain from taking, as the case may be, such actions as MRV may request to ensure that the Distribution qualifies for the tax-free treatment stated in the Ruling, including, without limitation, such actions as MRV determines may be necessary or advisable to preserve the validity of the Ruling. Without limiting the generality of the foregoing and subject to the provisions of Section 6.1(b), Luminent and the Luminent Group shall cooperate with MRV if MRV, in its sole discretion, determines to obtain additional or supplemental rulings pertaining to whether any actual or proposed change in facts and circumstances affects the tax-free status of the Distribution. The MRV Group shall bear responsibility for all expenses associated with any such additional or supplemental rulings, except that expenses associated with any additional or supplemental rulings based on a proposed action or omission by Luminent or a member of the Luminent Group will be borne solely by Luminent.

          (3) Following the Deconsolidation Date and during the Restricted Period, neither Luminent nor any member of the Luminent Group shall take any action or engage in conduct otherwise prohibited by Section 9.1(b) unless prior to such action or conduct, as the case may be, Luminent (i) receives express written consent from MRV which consent will be granted, if at all, in the sole discretion of MRV, or (ii) Luminent receives either a ruling from the IRS or an Opinion of Counsel in form and substance reasonably satisfactory to MRV and upon which MRV can rely to the effect that the proposed action or conduct, as the case may be, will not cause the Distribution to fail to qualify for the tax treatment requested in the Ruling Documents.

     (c) LIABILITY OF LUMINENT FOR CERTAIN TRANSACTIONS. (1) LUMINENT INDEMNITY. If Luminent, or another member (or former member) of the Luminent Group (collectively, the "Indemnifying Parties") takes or fails to take any action whether or not prohibited or required by Section 9.1 or violates a representation or covenant in Section 9.1 or in the Ruling Documents, and the Distribution fails to or otherwise does not qualify for the tax treatment stated in the Ruling as a result of such action, failure to take action, or violation, then the Indemnifying Parties shall jointly and severally defend, indemnify and hold harmless (the "Indemnified Party") against any liability for such Taxes which the Indemnified Party may assume or otherwise incur and any and all Taxes or other liabilities directly or indirectly imposed upon or incurred by the Indemnified Party as a result of such failure or lack of qualification, including, without limitation, any liability of the Indemnified Party arising from Taxes imposed on shareholders of MRV whether or not any shareholder or shareholders of MRV or Luminent, or the Service or other taxing authority, successfully seeks recourse against the Indemnified Party on account of any such failure.

          (2) TENDER OFFER OR PURCHASE OFFER. Notwithstanding anything to the contrary set forth in this Agreement, if, during the Restricted Period, any Person or group of Affiliated Persons or Associates acquires Beneficial Ownership of Luminent common stock (or any other class of outstanding Luminent stock) or commences a tender or other purchase offer for the capital stock of Luminent or initiates any other form of transaction to acquire directly or indirectly Luminent capital stock, upon consummation of which such Person or Group of Affiliated Persons or Associates would acquire Beneficial Ownership of Luminent common stock (or any other class of outstanding Luminent stock or equity) and as a result thereof the Distribution fails to or otherwise does not qualify for the tax treatment stated in the Ruling then the Indemnifying Parties shall defend, indemnify and hold harmless the Indemnified Party against any liability for Taxes which the Indemnified Party may assume or otherwise incur and any and all Taxes or other liabilities directly or indirectly imposed upon or incurred by any Indemnified Party and/or its shareholders as a result of such failure.

          (3) EFFECT OF EXPRESS WRITTEN CONSENT OF MRV. The Indemnified Party shall be defended, indemnified and held harmless under Section 9.1(c)(1) without regard to the fact that the Indemnifying Party may have received the express written consent of MRV, ruling or Opinion of Counsel as contemplated by Section
9.1. The Indemnified Party shall be defended, indemnified and held harmless under Section 9.1(c)(2) whether or not the acquisition of Beneficial Ownership results from a transaction that is not prohibited under Section 9.1.

          (4) AMOUNT OF INDEMNITY. The amount indemnified against under Sections 9.1(c)(1)-(3) ("Indemnified Liability") for a Tax based on or determined with reference to income shall be deemed to be the sum of (x) for each applicable taxing jurisdiction, an amount determined by multiplying (i) the taxing jurisdiction's highest marginal corporate income tax rate for the taxable period in which the Distribution occurs, times (ii) the gain or income of the Indemnified Party which is subject to such Tax, plus (y) an amount determined by multiplying (i) an assumed marginal income tax rate of 45%, times (ii) the total amount of gain or income asserted as allocable to or imposed on the shareholders of MRV and/or Luminent by the Service or any other Tax Authority. In the case of other Indemnified Liabilities, the amount of the Indemnified Liability shall be equal to the amount so owed. In addition, the amount of any Indemnified Liability shall be increased by any interest, costs, legal and professional fees, additions, expenses and penalties incurred by the Indemnified Party. All amounts payable under this Section 9.1(c)(4) shall, to the extent that such amounts constitute taxable income, be grossed-up, based on the tax rate referred to in clause
(x)(i) of the first sentence of this Section 9.1(c)(4). All amounts payable under this Section 9.1(c)(4) shall be reduced to take account of any net Tax benefit realized by the recipient arising from the incurrence or payment of any such payments, other than any such net Tax benefit that the recipient is specifically entitled to retain pursuant to this Agreement. In computing the amount of any Tax cost or benefit, the recipient shall be deemed to recognize all other items of income, gain, loss, deduction or credit before recognizing any item arising from the receipt or accrual of any payment hereunder.

     (d) LIABILITY FOR BREACH OF REPRESENTATION. Luminent shall, and shall cause each member of the Luminent Group to, comply with each representation and statement concerning Luminent and the Luminent Group made in the Ruling Documents and in the materials submitted to the Service in connection with the Ruling Documents, including, without limitation, statements relating to actions regarding the IPO and the use of IPO proceeds by the Luminent Group. Luminent has reviewed the materials submitted to the Service in connection with the Ruling Documents and represents to MRV that these materials, including without limitation, any statements and representations concerning Luminent, its business operations, capital structure and/or organization, are complete and accurate. During the Restricted Period, neither Luminent nor any member of the Luminent Group shall take any action, refrain from taking any action or enter into any transaction or series of transactions or agree to take any action, refrain from taking any action or enter into any transaction or series of transactions that could reasonably be expected to jeopardize the tax-free status of the Distribution, including any action, inaction or transaction that would be inconsistent with any representation or statement made to the Service in connection with the Ruling Documents, unless prior thereto Luminent obtains either (i) the express written consent of MRV which consent will be granted, if at all, in the sole discretion of MRV, or (ii) a ruling from the IRS or an Opinion of Counsel in form and substance reasonably satisfactory to MRV and upon which MRV can rely to the effect that the proposed action or conduct, as the case may be, will not cause the Distribution to fail to qualify for the tax treatment requested in the Ruling Documents. Luminent hereby represents and warrants to MRV that Luminent has no intention to undertake or allow to be undertaken any of the transactions set forth in Section 9.1(d)(1)(iii), nor does Luminent or any member of the Luminent Group have any intention to cease to engage in the active conduct of its trade or business (within the meaning of Section 355(b)(2) of the Code).

9.2 INFORMATION FOR SHAREHOLDERS. MRV shall provide each shareholder that receives stock of Luminent pursuant to the Distribution with the information necessary for such shareholder to comply with the requirements of Section 355 of the Code and the Treasury regulations thereunder with respect to statements that such shareholders must file with their United States federal income Tax Returns demonstrating the applicability of Section 355 of the Code to the Distribution.

9.3 ALLOCATION OF TAX ASSETS. In connection with the Distribution, Tax Assets shall be allocated among MRV, each MRV Affiliate, Luminent and each Luminent Affiliate in accordance with applicable law. The parties hereby agree that in the absence of controlling legal authority, Tax Assets shall be allocated to the entity that created or generated the Tax Asset.

SECTION 10. STOCK OPTIONS

10.1. STOCK OPTION ADJUSTMENTS. Pursuant to the terms of the Employee Matters Agreement, concurrently with the Distribution MRV will adjust certain options to acquire its stock (the "MRV Common Stock Options") and Controlled will grant options to acquire its stock (the "Luminent Common Stock Options") to employees of both MRV and Luminent as follows:

          (i) except as described in Subsection (v) below, the terms, conditions and/or price of MRV Common Stock Options held by employees of the MRV Group at the time of the Distribution will be adjusted in a manner that preserves 80% of the intrinsic value of such options held by MRV employees immediately prior to the Distribution;

          (ii) the terms conditions and/or price of the of the MRV Common Stock Options of employees of the Luminent Group at the time of the Distribution will be adjusted in a manner that preserves 20% of the intrinsic value of such options held by MRV employees immediately prior to the Distribution;

          (iii) except as described in Subsection (v) below, Luminent shall grant to employees of the MRV Group who hold MRV Common Stock Options a number of options to purchase Luminent Common Stock that will replace 20% of the intrinsic value of the MRV Common Stock Options held by such employees immediately prior to the Distribution; and

          (iv) Luminent shall grant to employees of the Luminent Group who hold MRV Common Stock Options a number of options to purchase Luminent Common Stock that will replace 80% of the intrinsic value of the MRV Common Stock Options held by such employees immediately prior to the Distribution; and

          (v) MRV Common Stock Options granted after September 8, 2000 and MRV Common Stock Options held by persons other than employees of the Luminent Tax Group at the time of the Distribution will remain MRV Common Stock Options.

10.2 TAX DEDUCTIONS. Notwithstanding anything to the contrary in this Agreement, unless the IRS issues a contrary private letter ruling to MRV or Luminent or publishes authority to the contrary, or MRV and Luminent otherwise agree in writing, (i) the MRV Group (and not the Luminent Group) shall claim the post-Distribution Date Tax deductions in respect of MRV Common Stock Options exercised by optionees who are either MRV employees or Luminent employees at the date of exercise (the "MRV Option Deductions") and (ii) the Luminent Group (and not the MRV Group) shall claim any post-Distribution Date Tax deductions in respect of all Luminent Common Stock Options (as that term is defined in the Employee Matters Agreement) exercised by optionees who are either MRV employees or Luminent employees or former employees of Luminent at the date of exercise (the "Luminent Option Deductions").

10.3 REPORTING AND INDEMNIFICATION. With respect to the MRV Option Deductions and the Luminent Option Deductions, (i) the MRV Group shall be entitled to the MRV Option Deductions and the Luminent Group shall be entitled to the Luminent Option

Deductions, (ii) the Tax Returns of the MRV Group and the Luminent Group shall reflect the entitlement of MRV to the MRV Option Deductions and the entitlement of Luminent to the Luminent Option Deductions, (iii) to the extent any MRV Option Deductions are disallowed to MRV because a Taxing Authority determines that the Luminent Group should have claimed the deductions, the Luminent Group shall claim such Tax deductions (by an amended Tax Return or otherwise) and shall pay to MRV the amount of any Tax refund or credit arising in respect of such Tax deduction within ten days after such Tax refund or credit is Actually Realized by the Luminent Group, (iv) to the extent any Luminent Option Deductions are disallowed to Luminent because a Taxing Authority determines that the MRV Group should have claimed the deductions, the MRV Group shall claim such Tax deductions (by an amended Tax Return or otherwise) and shall pay to Luminent the amount of any Tax refund or credit arising in respect of such Tax deduction within ten days after such Tax refund or credit is Actually Realized by the MRV Group.

10.4 NOTICES, WITHHOLDING. (a) MRV shall promptly notify Luminent of any post-Distribution Date event giving rise to income to any Luminent Group employees and former employees in connection with the MRV Common Stock Options and, if required by law, Luminent shall withhold applicable Taxes and satisfy applicable Tax reporting obligations in connection therewith. MRV shall within ten days of demand thereof reimburse Luminent for all reasonable out-of-pocket expenses incurred in connection with the MRV Common Stock Options, including with respect to incremental Tax reporting obligations and any incremental employment Tax obligations; provided that Luminent shall use reasonable efforts to collect any such amounts required to be paid by Luminent Group employees and former employees from such Luminent Group employees and former employees.

     (b) Luminent shall promptly notify MRV of any post-Distribution Date event giving rise to income to any non-Luminent Group Employees and former employees in connection with the MRV Common Stock Options and/or Luminent Common Stock Options and, if required by law, MRV shall withhold applicable Taxes and satisfy applicable Tax reporting obligations in connection therewith. MRV shall within ten days of demand thereof reimburse Luminent for all reasonable out-of-pocket expenses incurred in connection with the MRV Common Stock Options and/or Luminent Common Stock Options, including with respect to incremental Tax reporting obligations and any incremental employment Tax obligations; provided that MRV shall use reasonable efforts to collect any such amounts required to be paid by non-Luminent Group Employees and Former Employees from such non-Luminent Group Employees and Former Employees.

SECTION 11. MISCELLANEOUS

11.1. EFFECTIVENESS. This Agreement shall become effective on the Separation
Date.

11.2 NOTICES. All notices, requests, demands and other communications under this Agreement shall be in writing and, unless otherwise provided herein, shall be deemed to have been duly given (i) on the date of service if served personally on the party to whom notice is given, (ii) on the day of transmission if sent via facsimile transmission to the facsimile number given below; provided, telephonic confirmation of receipt is obtained promptly after completion of transmission, (iii) on the business day after delivery to an overnight courier service or the

Express mail service maintained by the United States Postal Service; provided, receipt of delivery has been confirmed, or (iv) on the fifth day after mailing; provided, receipt of delivery is confirmed, if mailed to the party to whom notice is to be given, by first class mail, registered or certified, postage prepaid, properly addressed and return-receipt requested, to the party as follows:

                If to MRV or any MRV Affiliate, to:
                         MRV Communications, Inc.
                         20415 Nordhoff Street
                         Chatsworth, CA 91311
                         (818) 773-0900
                         Facsimile:  (818) 407-5656
                         Attention:  Noam Lotan

                If to Luminent or any Luminent Affiliate to:
                         Luminent, Inc.
                         20550 Nordhoff Street
                         (818) 773-9044
                         Facsimile:  (818) 576-9456
                         Attention:  William R. Spivey

Any party may change its address or fax number by giving the other party written notice of its new address or fax number in the manner set forth above.

11.3 CHANGES IN LAW. Any reference to a provision of the Code or a law of another jurisdiction shall include a reference to any applicable successor provision or law.

11.4 SUCCESSORS AND ASSIGNS.This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by either party without the prior written consent of the other party.

11.5 AUTHORIZATION, ETC. Each of the parties hereto hereby represents and warrants that it has the power and authority to execute, deliver and perform this Agreement, that this Agreement has been duly authorized by all necessary corporate action on the part of such party, that this Agreement constitutes a legal, valid and binding obligation of each such party and that the execution, delivery and performance of this Agreement by such party does not contravene or conflict with any provision of law or of its charter or bylaws or any agreement, instrument or order binding on such party.

11.6 COMPLETE AGREEMENT. This Agreement shall constitute the entire agreement between MRV or any MRV Affiliate and Luminent or any Luminent Affiliate with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter. Unless the context indicates otherwise, any reference to Luminent in this Agreement shall refer to Luminent and the Luminent Affiliates and any reference to MRV in this Agreement shall refer to MRV and the MRV Affiliates.

11.7 INTERPRETATION. The Section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement. Whenever any words are used herein in the masculine gender, they shall be construed as though they were also used in the feminine gender in all cases where they would so apply.

11.8 GOVERNING LAW. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of California (regardless of the laws that might otherwise govern under applicable principles of conflicts law) as to all matters, including, without limitation, matters of validity, construction, effect, performance and remedies.

11.9 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

11.10 LEGAL ENFORCEABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

11.11 NO THIRD PARTY BENEFICIARIES.
This Agreement is solely for the benefit of MRV, the MRV Affiliates, Luminent and the Luminent Affiliates, and is not intended to confer upon any other person any rights or remedies hereunder.

11.12 JURISDICTION; FORUM. (a) By the execution and delivery of this Agreement, MRV and Luminent submit and agree to cause the MRV Affiliates and Luminent Affiliates, respectively, to submit to the personal jurisdiction of any state or federal court in the State of California in any suit or proceeding arising out of or relating to this Agreement.

     (b) To the extent that MRV, Luminent, any MRV Affiliate or any Luminent Affiliate has or hereafter may acquire any immunity from jurisdiction of any California court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to itself or its property, MRV or Luminent, as the case may be, hereby irrevocably waives, and agrees to cause the MRV Affiliates and the Luminent Affiliates, respectively, to waive such immunity in respect of its obligations with respect to this Agreement.

     (c) The parties hereto agree that an appropriate and convenient, non-exclusive forum for any disputes between any of the parties hereto or the MRV Affiliates and the Luminent Affiliates arising out of this Agreement shall be in any state or federal court in the State of California.

11.13 AMENDMENT AND MODIFICATION. This Agreement may be amended, modified or supplemented only by written agreement of the parties.

WHEREFORE, the parties have signed this Tax Sharing Agreement effective as of the date first set forth above.



                                MRV CORPORATION, INC.
                                A DELAWARE CORPORATION


                                By /s/ NOAM LOTAN
                                  -------------------------------------------
                                   Noam Lotan, Chief Executive Officer

                                And

                                LUMINENT, INC.



                                By /s/ WILLIAM R. SPIVEY
                                  -------------------------------------------
                                   William R. Spivey, Chief Executive Officer



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